UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2022

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

300 SW Broad Street,
Southern Pines, NC 28387	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered:
Common Stock, No Par Value	FBNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On June 21, 2022, First Bancorp, the holding company for First Bank, Southern Pines, North Carolina, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with GrandSouth Bancorporation (“GrandSouth”), the holding company for GrandSouth Bank, Greenville, South Carolina. Under the Merger Agreement, GrandSouth will merge with and into First Bancorp (the “Merger”) and GrandSouth Bank will merge with and into First Bank.

The aggregate merger consideration has a total current value of approximately $181 million, or $31.43 per share.

Subject to the terms and conditions of the Merger Agreement, GrandSouth’s shareholders will receive 0.91 shares of First Bancorp common stock for each share of GrandSouth common stock and preferred stock (collectively, “GrandSouth Stock”). The parties anticipate closing the Merger during the fourth quarter of 2022 or the first quarter of 2023.

The Merger Agreement has been unanimously approved by the boards of directors of each of First Bancorp and GrandSouth. The closing of the Merger is subject to approval by GrandSouth’s shareholders, requisite regulatory approvals, the effectiveness of a registration statement to be filed by First Bancorp with respect to the First Bancorp common stock to be issued in the Merger, and other customary closing conditions.

The Merger Agreement provides that at the closing of the Merger, First Bancorp will appoint two members of GrandSouth’s board of directors to the boards of directors of First Bancorp and First Bank.

The Merger Agreement may be terminated in certain circumstances, including: (i) by mutual written agreement of the parties; (ii) by either party in the event of a breach by the other party of any representation, warranty, covenant, or other agreement contained in the Merger Agreement which has not been cured within thirty days and where such breach is reasonably likely to permit such party to refuse to consummate the Merger; (iii) by either party in the event that any consent of any required regulatory authority is denied by final action, any regulatory authority whose approval is required has requested or directed either of the parties to withdraw its application for approval of the Merger, or any law or order prohibiting the Merger shall become final and nonappealable; (iv) by either party if the requisite approval by GrandSouth’s shareholders is not obtained; (v) by either party in the event that the Merger is not consummated by May 30, 2023; (vi) by First Bancorp in the event that GrandSouth’s board of directors does not recommend approval of the Merger Agreement to its shareholders; or (vii) by GrandSouth, prior to approval of its shareholders, to enter into a superior proposal. Upon termination of the Merger Agreement, under certain circumstances GrandSouth may be required to pay to First Bancorp a termination fee of $7.2 million.

Pursuant to the Merger Agreement, as of the effective time of the Merger, each outstanding GrandSouth stock option will convert into an option to acquire First Bancorp common stock adjusted based on the 0.91 exchange ratio.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure memoranda made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger, unless otherwise specified therein, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding GrandSouth or First Bancorp, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding GrandSouth, First Bancorp, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include a proxy statement of GrandSouth and a prospectus of First Bancorp, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that each of First Bancorp and GrandSouth make with the U.S. Securities and Exchange Commission (“SEC”).

Support Agreements

In connection with entering into the Merger Agreement, each of the directors and certain executive officers of GrandSouth have entered into a support agreement (collectively, the “Support Agreements”). The Support Agreements generally require that the shareholder party thereto vote all of his or her shares of GrandSouth Stock in favor of the Merger and against alternative transactions and generally prohibit such shareholder from transferring his or her shares of GrandSouth Stock prior to the consummation of the Merger. The Support Agreements will terminate upon the earlier of the consummation of the Merger, an adverse recommendation change (as defined in the Merger Agreement), and the termination of the Agreement in accordance with its terms.

The foregoing summary of the Support Agreement is qualified in its entirety by reference to the complete text of such document, which is included as Exhibit B to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01	Other Events.

On June 21, 2022, First Bancorp and GrandSouth issued a joint press release announcing the execution of the Merger Agreement and First Bancorp released an investor presentation further describing the proposed transaction. Copies of the joint press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit index lists the exhibits that are furnished with this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 21, 2022, by and between First Bancorp and GrandSouth Bancorporation.
99.1	Joint Press Release dated June 21, 2022 announcing the Merger Agreement.
99.2	Investor Presentation dated June 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the combination of First Bancorp and GrandSouth, including future financial and operating results, expected cost savings, expected impact on future earnings, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and you are cautioned not to place undue reliance on any forward-looking statements. We assume no duty to update forward-looking statements.

In addition to factors previously disclosed in First Bancorp’s and GrandSouth’s reports filed with the SEC, the following factors among others, could cause actual results to differ materially from forward-looking statements: expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; the Merger may not be timely completed, if at all; prior to completion of the Merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; the parties may be unable to implement successful integration strategies; the required regulatory, shareholder, or other closing conditions may not be satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the Merger; diversion of management time to Merger-related issues; deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; and legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which First Bancorp and GrandSouth are engaged. First Bancorp and GrandSouth caution that the foregoing list of factors is not exclusive. Consequently, no forward-looking statement can be guaranteed. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Bancorp and GrandSouth or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither GrandSouth nor First Bancorp undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, First Bancorp and GrandSouth claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It

This communication is being made in respect of the Merger involving First Bancorp and GrandSouth. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the Merger, First Bancorp will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for GrandSouth’s shareholders. First Bancorp and GrandSouth also plan to file other documents with the SEC regarding the Merger. GrandSouth will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE ENTIRE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement/prospectus, as well as other filings containing information about First Bancorp and GrandSouth, will be available without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and other documents filed with the SEC in connection with the Merger can also be obtained, when available, without charge, from First Bancorp’s website (http://www.localfirstbank.com) and GrandSouth’s website (https://www.grandsouth.com).

Participants in the Merger Solicitation

GrandSouth and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of GrandSouth in respect of the Merger. Information regarding the directors and executive officers of GrandSouth and other persons who may be deemed participants in the solicitation of GrandSouth’s shareholders in connection with the Merger can be found in GrandSouth’s definitive proxy statement in connection with its 2022 annual meeting of shareholders, as filed with the SEC on April 11, 2022, and other documents subsequently filed by GrandSouth with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the Merger filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP

Dated: June 21, 2022	By:	/s/ Richard H. Moore
Name:	Richard H. Moore
Title:	Chief Executive Officer